United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

May 17, 2019

Date of Report

Q2EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-55148	20-1602779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Royal Palm Way, #100

Palm beach, FL 33480

(Address of Principal Executive Offices)

(561) 693-1423

(Registrant’s Telephone Number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Q2Earth, Inc. (the “Company”) signed a Transaction Services Agreement with Community Eco Power LLC (“CEP”), dated May 17, 2019, to assist in closing and post-closing integration matters in connection with an acquisition by CEP of two waste-to-energy plants in New England. The closing between the seller and CEP occurred on May 15, 2019.

For its services to CEP prior to closing and over the following six months, the Company will receive a fee of $250,000. The Company also received rights to build compost facilities on or around the sites over the next two years subject to permitting and other qualifications, and to invest in future CEP funding rounds.

The above is a summary of the Transaction Services Agreement which is attached hereto as an exhibit to this filing and made a part hereof.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Transaction Services Agreement dated May 17, 2019 between Q2Earth, Inc. and Community Eco Power LLC

Exhibit 99.1	Press Release dated May 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2EARTH INC.

Date: May 22, 2019	By:	/s/ Kevin Bolin
Kevin Bolin, Chief Executive Officer